Exhibit 99.1

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

IN RE ARENA PHARMACEUTICALS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS	) ) ) ) ) ) ) ) ) ) ) ) )

Lead Case No. 37-2010-00101051-CU-BT-CTL

(Consolidated with Case No.

37-2010-00101052-CU-BC-CTL)

SUMMARY NOTICE OF PENDENCY AND

PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTIONS

Judge: Ronald L. Styn

Dept: C-62

Date Action Filed: September 24, 2010

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTIONS

TO:	ALL OWNERS OF ARENA PHARMACEUTICALS, INC. COMMON STOCK AS OF SEPTEMBER 9, 2011:

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Superior Court of the State of California, County of San Diego (the “Court”), that the parties to the above captioned action, as well as the parties to an action pending in the U.S. District Court for the Southern District of California captioned In re Arena Pharmaceuticals, Inc. Shareholder Litigation, Lead Case No. 10-CV-02079-BTM (BLM) (collectively, the “Actions”), have reached an agreement to settle the shareholder derivative claims brought on behalf and for the benefit of Arena Pharmaceuticals, Inc. (“Arena” or the “Company”). If you are an Arena shareholder, your rights to pursue certain derivative claims on behalf of Arena may be affected by this Settlement. This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the pendency and proposed Settlement of the Actions.

PLEASE BE FURTHER ADVISED that pursuant to an Order of the Court, a Settlement Hearing shall be held on December 16, 2011, at 2:00 p.m., before the Honorable Ronald L. Styn, at the San Diego Superior Courthouse, 330 West Broadway, San Diego, California, 92101, Department C-62. At the Settlement Hearing, the Court will consider whether to grant final approval of the Settlement and the Fee and Expense Amount. The Court may adjourn the Settlement Hearing without further notice to Arena shareholders.

A detailed Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (“Notice”), describing the Actions, the proposed Settlement, and the rights of Arena shareholders with regard to the Settlement, has been filed with the Court and is available for viewing on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Arena at http://www.invest.arenapharm.com/sec/cfm.

You have the right, but are not required to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. However, you shall not be heard, and no papers, briefs or other documents by you shall be received and considered by the Court (unless the Court

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTIONS

in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than fourteen (14) calendar days prior to the Settlement Hearing, you file with the Court: (i) a written notice of objection with your name, address and telephone number, along with a representation as to whether you intend to appear at the Settlement Hearing; (ii) competent evidence that you held shares of Arena common stock as of September 9, 2011, and that you continue to hold shares of Arena common stock as of the date of the Settlement Hearing; (iii) a statement of your objections to any matters before the Court, the grounds therefor or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider; and (iv) the identities of any witnesses you plan on calling at the Settlement Hearing, along with a summary description of their likely testimony.

In addition, on or before the date of such filing, you must also serve the same documents via first class mail or overnight delivery upon each of the following:

The Court:	Counsel for Plaintiffs:

Clerk of the Court Superior Court of California County of San Diego 330 West Broadway San Diego, CA 92101	ROBBINS UMEDA LLP Attn: Nichole T. Browning, Esq. Attn: Ashley R. Palmer, Esq. 600 B Street, Suite 1900 San Diego, CA 92101

Counsel for Defendants:

COOLEY LLP Attn: Koji F. Fukumura Attn: Ryan Blair 4401 Eastgate Mall San Diego, CA 92121

Unless the Court otherwise directs, you shall not be entitled to object to the approval of the Settlement, to the Fee and Expense Amount, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

PLEASE DO NOT TELEPHONE THE COURT OR ARENA REGARDING

THIS NOTICE

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTIONS